SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 14, 2004


                             Alpena Bancshares, Inc.
             (Exact name of registrant as specified in its charter)

           Federal                       0-31957                  38-3567362
----------------------------      ---------------------      -------------------
(State or other jurisdiction      (Commission File No.)         (IRS Employer
     of incorporation)                                       Identification No.)



100 S. Second Ave., Alpena, Michigan                                     49707
----------------------------------------                              ----------
(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code:  (989) 356-9041


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 8.01.        Other Events.


     On December 14, 2004, the Board of Directors of Alpena Bancshares, Inc. (the "Company") declared a cash dividend on the Company's common stock of $.10 per share for the quarter ended December 31, 2004. The dividend will be payable to stockholders of record as of December 31, 2004 and will be paid on January 21, 2005.

     Alpena Bancshares MHC, majority stockholder of the Company and owner of 920,000 shares of the 1,659,480 total shares outstanding, announced that it has waived the right to receive its portion of the dividend. Accordingly, the dividend will be paid on the 739,480 shares owned by minority stockholders of the Company.

     A copy of the press release dated December 15, 2004, giving details associated with the dividend is attached as Exhibit 99 to this report.


Item 9.01.        Financial Statements and Exhibits.

     (a)  Not Applicable.

     (b)  Not Applicable.

     (c)  Exhibits.


          Exhibit No.                  Description
          -----------                  -----------

              99                       Press release dated December 15, 2004





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



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                ALPENA BANCSHARES, INC.



DATE:  December 15, 2004    By: /s/ Michael W. Mahler
                                --------------------------------------------
                                Michael W. Mahler
                                Executive Vice President and Corporate Secretary